Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of First American Financial Corporation, a Delaware corporation (the “Company”), does hereby constitute and appoint Dennis J. Gilmore and Kenneth D. DeGiorgio, and each of them severally, as the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration on one or more Registration Statements on Form S-3 of securities of the Company issuable pursuant to the Company’s Dividend Reinvestment & Direct Purchase Plan (the “Securities”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of any and all of the undersigned in the capacities indicated below, the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit, any subsequent Registration Statement the Company may hereafter file pursuant to Rule 462(b) of the Securities Act or another appropriate form in respect of the registration of the Securities, and any and all amendments to any of them, including post-effective amendments, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents deem advisable in order to qualify or register the Securities under the securities laws of the several States or other jurisdictions; and the undersigned do hereby ratify all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall lawfully do or cause to be done by virtue thereof.

This Power of Attorney shall not revoke in whole or in part any prior Power of Attorney executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent Power of Attorney that the undersigned may execute, unless such subsequent Power of Attorney expressly provides that it revokes this Power of Attorney by referring to the date and subject hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute the same instrument.

IN WITNESS WHEREOF, each of the undersigned, has hereunto signed his or her name and caused this Power of Attorney to be duly executed as the date set forth below.

Name	Title	Date

/s/ Parker S. Kennedy	Chairman and Director	January 23, 2019
Parker S. Kennedy

/s/ Dr. James L. Doti	Director	January 23, 2019
Dr. James L. Doti

/s/ Dennis J. Gilmore	Director	January 23, 2019
Dennis J. Gilmore

/s/ Reginald H. Gilyard	Director	January 23, 2019
Reginald H. Gilyard

/s/ Margaret M. McCarthy	Director	January 23, 2019
Margaret M. McCarthy

/s/ Michael D. McKee	Director	January 23, 2019
Michael D. McKee

/s/ Thomas V. McKernan	Director	January 23, 2019
Thomas V. McKernan

/s/ Mark C. Oman	Director	January 23, 2019
Mark C. Oman

/s/ Martha B. Wyrsch	Director	January 23, 2019
Martha B. Wyrsch